Calculation of Filing Fee Tables
S-3
UWM Holdings Corp
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.0001 per share, issuable upon exercise of subscription rights	Other	200,000,000	$ 2.00	$ 400,000,000.00	0.0001381	$ 55,240.00
Fees to be Paid	2	Other	Transferable subscription rights to purchase Class A Common Stock, par value $0.0001 per share	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 400,000,000.00		$ 55,240.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 55,240.00
Offering Note
[1]	(a) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant initially deferred payment of all of the registration fees for Registration Statement No. 333-297986 filed on August 5, 2026 (the "Registration Statement"). This "Calculation of Filing Fee" table shall be deemed to update the table filed as Exhibit 107 in accordance with Rules 456(b) and 457(r) under the Securities Act. The maximum aggregate offering price of the securities to which the prospectus relates is $400,000,000. The prospectus is a final prospectus for the related offering. (b) Calculated pursuant to Rule 457(g) under the Securities Act, based on the $2.00 minimum subscription price per subscription right to purchase one share of Class A Common Stock, which exceeds the average of the high and low prices of the Class A Common Stock on September 23, 2026 as reported on the NYSE.

[2]	See Note 1(a). The subscription rights are being issued without consideration. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required because the subscription rights are being registered in the same registration statement as the shares of Class A Common Stock underlying the subscription rights.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date